As filed with the Securities and Exchange Commission on October 1, 1998
                                                     Registration No. 333-______

===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TECHNE CORPORATION
                (Name of Registrant as specified in its Charter)
          Minnesota                                             41-1427402
(State or other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)
                             614 Mckinley Place N.E.
                          Minneapolis, Minnesota 55413
                                 (612) 379-8854
   (Address and Telephone Number of Registrant's Principal Executive Offices)

    -----------------------------------------------------------------------

                                 Thomas E. Oland
                                    President
                               Techne Corporation
                             614 Mckinley Place N.E.
                          Minneapolis, Minnesota 55413
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Timothy M. Heaney, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7019

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box:

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                         CALCULATION OF REGISTRATION FEE

- ------------------------- -------------------- ----------------------- ---------------------- -----------------------
     Title of Each                                Proposed Maximum       Proposed Maximum
  Class of Securities        Amount to be          Offering Price       Aggregate Offering          Amount of
    to be Registered          Registered              per Unit                 Price             Registration Fee
- ------------------------- -------------------- ----------------------- ---------------------- -----------------------
Common Stock (par value     987,206 shares           $14.875(1)           $14,684,689(1)            $4,082.34
    $0.01 per share)
- ------------------------- -------------------- ----------------------- ---------------------- -----------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices for such stock as reported by The Nasdaq National Market on September 30, 1998, which date was within five business days of the date of this filing.
                           ---------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                  Subject to completion, dated October 1, 1998

                                   PROSPECTUS

                               TECHNE CORPORATION

                         987,206 shares of Common Stock


         This prospectus relates to the offer and sale of up to 987,206 shares of Techne common stock by Genzyme Corporation, the selling shareholder. We will not receive any proceeds from the sale.

         Our common stock is traded on the Nasdaq National Market(R) under the symbol "TECH." The closing bid price on ____________, 1998, as reflected on the Nasdaq National Market(R) was $_______ per share.
                             -----------------------

                For information concerning certain risks relating
                     to an investment in Techne common stock
                     see "Risk Factors" beginning on page 4.
                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

              The date of this prospectus is _______________, 1998

                                TABLE OF CONTENTS

                                                                           Page


ABOUT TECHNE................................................................3


RISK FACTORS................................................................4


SELLING SHAREHOLDER.........................................................6


PLAN OF DISTRIBUTION........................................................6


WHERE YOU CAN FIND MORE INFORMATION.........................................7

                                  ABOUT TECHNE

         Techne Corporation, a Minnesota corporation (the "Company"), is the issuer of the shares offered hereby. The Company's principal executive offices are located at 614 McKinley Place N.E., Minneapolis, Minnesota 55413, and its telephone number is (612) 379-8854. The Company, through its wholly-owned subsidiaries, Research and Diagnostic Systems, Inc., located in Minneapolis, Minnesota and R&D Systems Europe Ltd., located in Abingdon, England, is engaged in developing, manufacturing and marketing biotechnology and hematology products. The Company's biotechnology products include cytokines and related antibodies, assay kits, clinical diagnostic kits, flow cytometry products and DNA and related products. The Company's hematology products consist primarily of a complete line of controls and calibrators for both impedance and laser type cell counters.

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with other information contained or incorporated by reference in this prospectus, in evaluating whether to invest in our shares.

Risk of Technological Obsolescence and Competition

         The biotechnology industry is subject to rapid and significant technological change. While the hematology controls industry historically has been subject to less rapid change, it too is evolving and is impacted significantly by changes in the automated testing equipment offered by hardware manufacturers. Competitors of the Company in the United States and abroad are numerous and include, among others, specialized biotechnology firms, medical laboratory instrument and equipment manufacturers and disposables suppliers, major pharmaceutical companies, universities and other research institutions. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or that would render the Company's technologies and products obsolete or noncompetitive. Many of these competitors have substantially greater resources and product development, production and marketing capabilities than the Company. With regard to diagnostic kits, which constitute a relatively minor portion of the Company's business, many of the Company's competitors have significantly greater experience than the Company in undertaking preclinical testing and clinical trials of new or improved diagnostic kits and obtaining Food and Drug Administration (FDA) and other regulatory approvals of such products.

Patent and Proprietary Rights Risks

         The Company's success will depend, in part, on its ability to obtain licenses and patents, maintain trade secret protection and operate without infringing the proprietary rights of others. The Company has filed a very limited number of United States and foreign patent applications for products in which it believes it has a proprietary interest. The Company has obtained and is negotiating licenses to produce a number of cytokines and related products claimed to be owned by others. The Company has not conducted a patent infringement study for each of its products. It is possible that products of the Company may unintentionally infringe patents of third parties or that the Company may have to alter its products or processes, pay licensing fees or cease certain activities because of patent rights of third parties, thereby causing additional unexpected costs and delays which may have a material adverse effect on the Company. The patenting of hematology and biotechnology processes and products involves complex legal and factual questions and, to date, there has emerged no consistent policy regarding the breadth of claims in biotechnology patents. Protracted and costly litigation may be necessary to enforce the rights of the Company and defend against claims of infringement of rights of others.

Financial Impact of Expansion Strategy

         The Company engages in an expansion which includes internal development of new products, collaboration with manufacturers of automated instruments which may use the Company's products, investment in joint ventures and companies developing new products related to the Company's business and acquisition of existing business for new products or additional customer base. Each of the strategies carries risks that objectives will not be achieved and future earnings will be adversely effected. During early development stage, the operating losses of certain companies in which the Company may invest will be reported as operating losses of the Company, as is currently the case with ChemoCentryx Inc. On July 1, 1998 the Company acquired the primary assets of

Genzyme Corporation's research products business for stock, cash and future royalties. Success of this acquisition will depend upon conversion of customers and distributors from Genzyme to the Company and selling the Company's broader range of products to the former Genzyme customers and distributors. The Company anticipates that in its fiscal year ending June 30, 1999, its earnings will be $.06 to $.12 per share less than its fiscal year 1998 earnings due primarily to the sale of acquired inventories at lower gross profit margins and the amortization of goodwill associated with the transaction.

Government Regulation

         Ongoing research and development activities, including preclinical and clinical testing, and the production and marketing of the Company's products are subject to regulation by numerous governmental authorities in the United States and other countries. All of the Company's products and manufacturing processes and facilities require governmental licensing or approval prior to commercial use. The approval process applicable to clinical diagnostic products of the type which may be developed by the Company usually takes a number of years and typically requires substantial expenditures. Delays in obtaining regulatory approvals would adversely affect the marketing of products developed by the Company and the Company's ability to receive product revenues or royalties. There can be no assurance that regulatory approvals for such products will be obtained without lengthy delays, if at all.

Attraction and Retention of Key Employees

         Recruiting and retaining qualified scientific and production personnel to perform research and development work and product manufacturing is critical to the Company's success. Although the Company believes it has been and will be able to attract and retain such personnel, there can be no assurance that the Company will be successful. In addition, the Company's anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to attract and retain such personnel or to develop such expertise would adversely affect the Company's business.

                               SELLING SHAREHOLDER

         The selling shareholder is Genzyme Corporation. The selling shareholder acquired the 987,206 shares offered by this prospectus in connection with the sale of the primary assets of its research products business to the Company in July 1998. Before this offering, the selling shareholder owned approximately 4.9% of the outstanding Techne common stock. After this offering, it will own less than 1%.

                              PLAN OF DISTRIBUTION

         The selling shareholder has advised the Company that all or a portion of the shares offered by the selling shareholder hereby may be sold from time to time by the selling shareholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or in privately negotiated transactions at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices. The shares may be sold by one or more of the following means: (a) ordinary brokerage or market making transactions and transactions in which the broker or dealer solicits purchasers; (b) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (c) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus. In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation in the form of concessions, commissions or discounts from the selling shareholder or the purchaser of the shares for whom such brokers or dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker or dealer might be in excess of customary commissions). The selling shareholder will be responsible for all brokerage commissions and other amounts payable with respect to any sale of shares. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any commissions received by them or profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Company has agreed to indemnify the selling shareholder against certain liabilities, including certain liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (File No. 0-17272) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1.       Annual Report on Form 10-K for the fiscal year ended June 30,
                  1998;

         2.       Proxy Statement for its 1998 Annual Meeting;

         3. Current Report on Form 8-K filed July 16, 1998 and amended September 14, 1998; and

         4. The description of Techne common stock which is incorporated by reference in the Registration Statement on Form 10.

         You may request a copy of these filings, at no cost, by writing or telephoning our President at the following address:

                  Thomas E. Oland
                  President
                  Techne Corporation
                  614 McKinley Place N.E.
                  Minneapolis, Minnesota 55413
                  (612) 379-8854

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

    The following expenses will be paid by the Company in connection with the distribution of the securities registered hereby and do not include underwriting compensation, if any, to be paid by the Company. All of such expenses, except for the SEC registration fee, are estimated.

    SEC Registration Fee...........................................$4,083
    Legal Fees......................................................6,000
    Accountants' Fees...............................................1,500
    Printing Expenses.................................................250
    Miscellaneous ..................................................3,167
                                                                  -------
         Total ...................................................$15,000

Item 15.  Indemnification of Directors and Officers.

         Article 5 of the Company's Restated Bylaws reads as follows:

         "The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended."

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's official capacity as a director, officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of acts or omissions occurring in the person's official capacity as a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Company has agreed to indemnify the selling shareholder against certain liabilities, including certain liabilities under the Securities Act.

         In addition to providing indemnification as outlined above, Techne also purchases individual insurance coverage for its directors and officers. Subject to the stated conditions, the policy insures the directors and officers of Techne against liability arising out of actions taken in their official capacities. To the extent that such actions cannot be indemnified by Techne, the policy provides individual liability insurance protection to the officers and directors of Techne.

         As permitted by Section 302A.251 of the Minnesota Statutes, Techne's Restated Articles of Incorporation provide that a director shall have no personal liability to Techne or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law.

Item 16. Exhibits.

Exhibit            Description

4.1 Restated Articles of Incorporation of Company, as amended to date--incorporated by reference to Exhibit 19.1 of the Company's Form 10-Q for the quarter ended September 30, 1991*

4.2      Restated Bylaws, as amended to date--incorporated by reference to
         Exhibit 3.2 of the Company's Form 10, dated October 27, 1988*

5.1      Opinion and Consent of Fredrikson & Byron, P.A.

23.1     Consent of Fredrikson & Byron, P.A. (Included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of PricewaterhouseCoopers LLP

24       Power of Attorney (included on the signature page hereto)

- ------------------
*Incorporated by reference, SEC File No. 0-17272

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 30, 1998.


                                            TECHNE CORPORATION


                                            By  /s/ Thomas E. Oland
                                                Thomas E. Oland, President


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Thomas E. Oland as his true and lawful attorney-in fact and agent, with full power and substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all registration statements, prospectuses, instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

 Signatures                  Title                                  Date


 /s/ Thomas E. Oland         President, Treasurer and         September 30, 1998
 Thomas E. Oland             Director (principal executive
                             officer and principal financial
                             and accounting officer)

 _________________________   Director                         September _, 1998
 Dr. Roger C. Lucas

 /s/ Howard V. O'Connell     Director                         September 30, 1998
 Howard V. O'Connell

 /s/ G. Arthur Herbert       Director                         September 30, 1998
 G. Arthur Herbert

 /s/ Randolph C. Steer       Director                         September 30, 1998
 Dr. Randolph C. Steer

 /s/ Lowell E. Sears         Director                         September 30, 1998
 Lowell E. Sears

 _________________________   Director                         September _, 1998
 Dr. Christopher S. Henney

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               TECHNE CORPORATION
                            EXHIBIT INDEX TO FORM S-3

Exhibit            Description

4.1 Restated Articles of Incorporation of Company, as amended to date--incorporated by reference to Exhibit 19.1 of the Company's Form 10-Q for the quarter ended September 30, 1991*

4.2      Restated Bylaws, as amended to date--incorporated by reference to
         Exhibit 3.2 of the Company's Form 10, dated October 27, 1988*

5.1      Opinion and Consent of Fredrikson & Byron, P.A.

23.1     Consent of Fredrikson & Byron, P.A. (Included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of PricewaterhouseCoopers LLP

24       Power of Attorney (included on the signature page hereto)

*Incorporated by reference, SEC File No. 0-17272